Exhibit 99.1

Jones Soda Co. Reports Fiscal 2016 First Quarter Results

Company Reports 48% Revenue Growth

SEATTLE--(BUSINESS WIRE)--May 5, 2016--Jones Soda Co. (the Company) (OTCQB:JSDA), a leader in the premium soda category and known for its unique branding and innovative marketing, today announced results for the first quarter ended March 31, 2016.

For the first quarter of 2016, the Company reported revenue of $4.3 million, compared to the prior year’s first quarter revenue of $2.9 million, up 48% quarter over quarter. The Company reported net income for the first quarter of 2016 of $49,000 or $0.00 per share, compared to a net loss of $278,000 or $(0.01) per share, for the first quarter of 2015.

“When I rejoined Jones Soda, our company mission was to return to profitability and create a platform of brands to succeed in the dynamic beverage market. Our impressive revenue and case sale growth in the first quarter includes the launch of 7-Select® premium brand soda crafted by Jones into 7-Eleven stores across the United States. This partnership, along with other initiatives and continued momentum of our core brand, are all contributing to the transformation of our business model,” stated Jennifer Cue, CEO of Jones Soda Co.

First Quarter Review - Comparison of Quarters Ended March 31, 2016 and 2015

  Revenue increased 48% compared to last year.
  Case sales volume increased 73% compared to last year.
  Gross margin increased to 27.4% of revenue, compared to 25.6% last year.
  Net income of $49,000 or $0.00 per share, compared to a net loss of $278,000 or $(0.01) per share, last year.

Conference Call

The Company will discuss its results for the quarter ended March 31, 2016, on its scheduled conference call today, May 5, 2016, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). This call will be webcast and can be accessed by visiting our website at www.jonessoda.com or www.jonessoda.com/company/jones-press/webcasts. Investors may also listen to the call via telephone by dialing (719) 325-2281 (confirmation code: 5754741) In addition, a telephone replay will be available by dialing (858) 384-5517 (confirmation code: 5754741) through May 12, 2016, at 11:59 p.m. Eastern Time.

About Jones Soda Co.

Headquartered in Seattle, Washington, Jones Soda Co.® (OTCQB:JSDA) markets and distributes premium beverages under the Jones® Soda, Jones Zilch®, Jones Stripped™ and LEMONCOCCO™ brands. A leader in the premium soda category, Jones Soda is known for its variety of flavors, high quality ingredients (including cane sugar), and innovative labeling technique that incorporates always-changing photos sent in from its consumers. The diverse product line of Jones offers something for everyone – pure cane sugar soda, zero-calorie soda and an all-naturally sweetened sparkling beverage with only 30 calories and 8 grams of sugar. Jones Soda is sold across North America through traditional beverage retailers and in many retailers where you would not expect to find carbonated beverages. For more information, visit www.jonessoda.com or www.myjones.com.

Forward-Looking Statements Disclosure

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing words such as “will,” “aims,” “anticipates,” “becoming,” “believes,” “continue,” “estimates,” “expects,” “future,” “intends,” “plans,” “predicts,” “projects,” “targets,” or “upcoming.” Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Factors that could affect the Company's actual results include, among others: its ability to successfully execute on its operating plans for 2016; consumer response to and market acceptance of 7-Select®, the Company’s cobranded product with 7-Eleven, and the Company’s new product, Lemoncocco; the timing and amount of reorders for 7-Select®; competition in the fountain business, particularly from Coke and Pepsi; the Company’s ability to maintain and expand distribution arrangements with distributors, independent accounts, retailers or national retail accounts; its ability to manage operating expenses and generate sufficient cash flow from operations; its ability to increase revenues and achieve case sales goals on reduced operating expenses; its ability to effectively manage and grow international distribution and sales; its ability to develop and introduce new products to satisfy customer preferences; its ability to market and distribute brands on a national basis; changes in consumer demand or market acceptance for its products; its ability to increase demand and points of distribution for its products or to successfully innovate new products and product extensions; changes in pricing and SKUs of its products; its ability to maintain relationships with co-packers; its ability to maintain a consistent and cost-effective supply of raw materials; its ability to maintain brand image and product quality; its ability to attract, retain and motivate key personnel; the impact of currency rate fluctuations; its ability to protect its intellectual property; the impact of future litigation; the impact of intense competition from other beverage suppliers; and its ability to access the capital markets for any future equity financing, and any actual or perceived limitations by being traded on the OTCQB Marketplace. More information about factors that potentially could affect the Company’s operations or financial results is included in its most recent annual report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 24, 2016. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

JONES SODA CO. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended March 31,
	2016	2015
	(In thousands, except share data)
Revenue	$4,274	$2,893
Cost of goods sold	3,102	2,151
Gross profit	1,172	742
Gross profit %	27.4%	25.6%

Operating expenses:
Selling and marketing	542	432
General and administrative	564	539
	1,106	971
Income (loss) from operations	66	(229)
Interest expense	(22)	(8)
Other income (expense), net	12	(35)
Income (loss) before income taxes	56	(272)
Income tax expense, net	(7)	(6)
Net income (loss)	$49	$(278)

Net income (loss) per share - basic	$0.00	$(0.01)
Net income (loss) per share - diluted	$0.00	$(0.01)
Weighted average basic common shares outstanding	41,314,894	40,972,394
Weighted average diluted common shares outstanding	41,628,078	40,972,394

	Three months ended March 31,
Case sale data (288-ounce equivalent)	2016	2015
Finished product cases	389,000	225,000

JONES SODA CO. CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2016	December 31, 2015
	(Unaudited)
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$699	$772
Accounts receivable, net of allowance of $37 and $27	2,406	1,840
Inventory	2,790	2,569
Prepaid expenses and other current assets	108	116
Total current assets	6,003	5,297
Fixed assets, net of accumulated depreciation of $911 and $907	32	37
Other assets	21	20
Total assets	$6,056	$5,354
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,080	$1,786
Accrued expenses	1,160	850
Line of credit	902	908
Taxes payable	37	30
Other current liabilities	-	2
Total current liabilities	4,179	3,576
Deferred rent	12	11
Shareholders’ equity:
Common stock, no par value:
Authorized — 100,000,000; issued and outstanding shares — 41,314,894 shares	53,764	53,764
Additional paid-in capital	8,496	8,467
Accumulated other comprehensive income	233	213
Accumulated deficit	(60,628)	(60,677)
Total shareholders’ equity	1,865	1,767
Total liabilities and shareholders’ equity	$6,056	$5,354

CONTACT:
Jones Soda Co.
Max Schroedl, 206-624-3357
Controller
finance@jonessoda.com